UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2025 (the “Issue Date”), XTI Aerospace, Inc. (the “Company”) made a $2 million strategic investment in Valkyrie Sciences Holdings LLC, a Delaware limited liability company (“Valkyrie”), through the purchase of a convertible promissory note (the “Note”) with an initial principal amount of $2 million issued by Valkyrie. Valkyrie and its affiliate Valkyrie Andromeda Corporation, a Delaware corporation (“Andromeda” and, together with Valkyrie, the “Borrower”) are jointly and severally liable under the Note.

Principal, Interest and Maturity; No Prepayment Without the Company’s Consent. The outstanding principal amount, together with any accrued but unpaid interest (the “Remaining Balance”) is due and payable on December 31, 2026 (the “Maturity Date”). Interest accrues on the outstanding principal amount at the lesser of 10% per annum or the maximum rate permissible by law, and is payable on the Maturity Date. After a Qualified Financing (as defined below) and if the Company does not elect to convert the Note, the Company may, prior to the Maturity Date, elect to require the Borrower to pay the Remaining Balance of the Note within 60 days after the delivery of the election notice to Valkyrie. Valkyrie may not prepay the Note prior to the Maturity Date without the Company’s written consent.

Conversion in Connection With a Qualified Financing. If either Valkyrie or Andromeda (the “Issuer”) issues equity after the Issue Date but on or before repayment of the Note in an arms-length equity financing (a “Qualified Financing”), then the Company may elect to convert some or all of the Remaining Balance into the equity issued in such Qualified Financing at a conversion price equal to the price per unit (or price per percent of ownership stake) paid by the investors in such Qualified Financing.

Repayment or Conversion Upon Sale. If Valkyrie or any Subsidiary (as defined in the Note) consummates (i) a consolidation, merger or other reorganization of either Borrower, other than in which the principal owner of Valkyrie immediately prior to such transaction continues to hold a controlling share of the voting power of the surviving entity immediately afterward or (ii) any transaction or series of related transactions resulting in the transfer of more than 50% of Valkyrie’s voting power (each, a “Sale”), prior to either a conversion under the Note or repayment in full of the Note, then, at the closing of such Sale, the Company may elect to either (i) receive payment of the Remaining Balance under the Note, or (ii) convert into units of equity of the applicable Issuer at a price per unit of equity equal to the Valuation of the Issuer at Sale (as defined below) divided by the fully-diluted units of equity. The “Valuation of the Issuer at Sale” means the lesser of (i) the equity value of the Issuer immediately prior to the conversion or Sale, (ii) the lowest valuation cap applied to any outstanding units of equity of the Issuer (or the rights thereto) or (iii) $65 million (the “Valuation Cap”).

Conversion in Connection With Andromeda SAFE Closing. At any time prior to the earlier of (i) December 31, 2026 or (ii) the fourteenth day following the Company’s receipt from Valkyrie of written notice that Andromeda has closed its current offering of Simple Agreements for Future Equity (the “Andromeda SAFE”) and until the date on which the SAFE is settled by conversion or payment, the Company may convert 25% or more of the then Remaining Balance into an Andromeda SAFE with an investment amount equal to that portion of the Remaining Balance as designated by the Company up to the remaining available investment amount under the Andromeda SAFE offering, provided, that Valkyrie may, in its reasonable discretion, cap such right at 25% of the then Remaining Balance to limit adverse tax consequences resulting from the contemplated restructuring of Valkyrie and its affiliates (after using reasonable efforts to provide an accommodating investment opportunity to the Company).

Default Events. The Note includes customary events of default, including the Borrower’s failure to perform of any covenant under the Note if such default remains uncured for 15 days after written notice from the Company (provided that the cure period does not apply to payment defaults). Upon an event of default, the entire Remaining Balance together with any and all other amounts owing by the Borrower or any Subsidiary will become immediately due and payable and bears interest from the date of default at 18% per annum (or the maximum rate permissible by law).

Most Favored Nations. If, after the Issue Date and prior to repayment or conversion, the Borrower issues any convertible promissory note or SAFE convertible into equity of the Borrower containing terms more favorable to its holders than the corresponding terms of the Note, the Borrower must notify the Company, and the Company may elect to have the Note automatically amended to include such more favorable terms.

Right of First Offer. From the Issue Date until the earliest of the first Qualified Financing of at least $10 million, a Sale or the Maturity Date (the “ROFO Period”), prior to any offering by either Borrower of any debt or equity (“New Securities”) to a third party, the Borrower must first offer the Company the right to purchase up to the lesser of 50% of such New Securities or $10 million of such New Securities (the “ROFO Amount”). Any unused or unexercised portion of the ROFO Amount for any particular offering of New Securities will remain available for the Company to use in subsequent offerings of New Securities during the ROFO Period unless and until the Company purchases up to $10 million in the aggregate of New Securities.

Right of Participation. From the Issue Date until the Maturity Date, the Company has the right to participate in any one or more offerings of New Securities in an aggregate amount up to and including $50 million (excluding any amounts purchased under the right of first offer), on the same terms as other investors, subject to a cap of 30% of any single offering.

Subsequent Pro Rata Right. Following the ROFO Period, if the Company holds equity issued upon a conversion under the Note, it has the right to purchase its pro rata share of any subsequent offering of any debt or equity securities to a third party.

Additional Indebtedness; Subordination. The Borrower may not enter into any agreement that subordinates the Note to other present or future indebtedness without the Company’s written approval.

Use of Proceeds. The Borrower must use the proceeds of the Note solely for its business operations.

Additional Covenants; Representations and Warranties. Until all of the Borrower’s obligations under the Note are either paid or performed in full or converted, the Borrower may not without the prior written consent of the Company: (a) fundamentally change the general nature of its current business, (b) incur any debt (including guaranteeing any obligation) other than the obligations incurred under the Note, payroll obligations and trade payables or accrued expenses incurred in the ordinary course of business, or (c) issue or agree to issue equity in violation of the Note’s most favored nation, right of first offer, right of participation and pro rata right provisions, at a valuation of less than the Valuation Cap, or on terms equal to or more favorable than those applicable to the Company. The Note also contains customary representations and warranties by the Borrower and the Company.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company and Valkyrie Intelligence LLC (“Intelligence”), an affiliate of Valkyrie and Andromeda, are parties to a statement of work, dated October 1, 2025, pursuant to which Intelligence provides data science and strategy consulting services to the Company for an initial term from October 1, 2025 through January 23, 2026, in exchange for fees of $600,000 plus approved expenses payable pursuant to the schedule and other terms set forth in the statement of work. Since July 2025, Charlie Burgoyne, who controls, and is founder and chief executive officer of, each of Valkyrie, Andromeda and Intelligence, has served as a member of the Company’s corporate advisory board, which assists the Company in evaluating strategic opportunities.

Item 7.01 Regulation FD Disclosure.

On October 27, 2025, the Company issued a press release announcing the Company’s investment in Valkyrie in exchange for the Note. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filings made by the Company pursuant to the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1†	Convertible Promissory Note issued by Valkyrie Sciences Holdings LLC to XTI Aerospace, Inc., dated October 21, 2025.

99.1	Press Release, dated October 27, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Exhibits, schedules and similar attachments have been omitted pursuant to Item 601 of Regulation S-K and the registrant undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: October 27, 2025	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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